                                 EXHIBIT 99.1 TO

                                    FORM 10-K


                                    FORM 11-K

                                  ANNUAL REPORT


                        Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934


              For the Fiscal Years Ended December 31, 1998 and 1997


                 ROYAL APPLIANCE 401(k) RETIREMENT SAVINGS PLAN
                 ----------------------------------------------
                            (Full title of the plan)


                            ROYAL APPLIANCE MFG. CO.
                            ------------------------
          (Name of issuer of the securities held pursuant to the plan)


                     650 ALPHA DRIVE, CLEVELAND, OHIO 44143
                     --------------------------------------
                     (Address of principal executive office)

                          INDEX OF FINANCIAL STATEMENTS

                                                                    PAGES
                                                                    -----
Report of Independent Accountants                                      2

Financial Statements:

  Statement of Net Assets Available for Plan
    Benefits at December 31, 1998                                      3

  Statement of Net Assets Available for Plan
    Benefits at December 31, 1997                                      4

  Statement of Changes in Net Assets Available for
    Plan Benefits for the year ended December 31, 1998                 5

  Statement of Changes in Net Assets Available for
    Plan Benefits for the year ended December 31, 1997                 6

Notes to Financial Statements                                        7-9


Supplemental Schedules:

  Schedule of Assets Held for Investment Purposes
    as of December 31, 1998                                           10

  Schedule of Reportable Transactions for the year
    ended December 31, 1998                                           11

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Trustees of the
  Royal Appliance 401(k) Retirement Savings Plan


In our opinion, the accompanying statements of net assets available for plan benefits present fairly, in all material respects, the financial position of the Royal Appliance 401(k) Retirement Savings Plan (the "Plan") at December 31, 1998 and December 31, 1997, and the related statements of changes in net assets available for plan benefits for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes as of December 31, 1998 and reportable transactions for the year ended December 31, 1998, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                         PricewaterhouseCoopers LLP


Cleveland, Ohio
March 16, 1998

                 ROYAL APPLIANCE 401(k) RETIREMENT SAVINGS PLAN
              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                              AT DECEMBER 31, 1998
                              ====================

                                                                     Strong
                              National City     Institutional      Government       Fidelity       Vanguard 500        Templeton
                                 Cash             Investors'       Securities        Puritan         Portfolio          Foreign
        ASSETS                  Account            GIC Fund           Fund            Fund             Fund              Fund
                                -------            --------           ----            ----             ----              ----

Investments:
 Invested Assets              $        --      $ 1,757,628       $   639,213      $ 1,566,360       $ 2,748,110       $ 1,004,334
 Cash & Cash Equivalents           45,246           (1,872)            4,463           (2,123)           (3,924)           (3,816)
 Due from Broker                       --               --                --               --                --                --
 Accrued Income                       217                5             2,545               --            19,776                 8
                              ----------------------------------------------------------------------------------------------------
 Subtotal                          45,463        1,755,761           646,221        1,564,237         2,763,962         1,000,526

Loan Payments Receivable               --            3,458             1,201            1,919             3,235             1,784
Contributions Receivable               --           71,953            15,519           31,745            67,912            32,768
                              ----------------------------------------------------------------------------------------------------
Total Assets                       45,463        1,831,172           662,941        1,597,901         2,835,109         1,035,078
                              ----------------------------------------------------------------------------------------------------
   LIABILITIES

   Other Liabilities                   --              958             1,592            8,857            15,930            11,665
                              ----------------------------------------------------------------------------------------------------
Total Liabilities                      --              958             1,592            8,857            15,930            11,665
                              ----------------------------------------------------------------------------------------------------
NET ASSETS AVAILABLE
  FOR PLAN BENEFITS           $    45,463      $ 1,830,214       $   661,349      $ 1,589,044       $ 2,819,179       $ 1,023,413
                              ====================================================================================================

                                             Davis           Blackrock           MAS Small
                         Dodge & Cox        New York           Small          Capitalization
                           Balanced         Venture       Capitalization          Value         Royal Stock
     ASSETS                  Fund            Fund              Fund             Portfolio           Fund
                            ----             ----              ----             ---------           ----
Investments:
 Invested Assets        $   804,317       $ 2,635,339    $ 1,832,076       $   147,327       $   555,962
 Cash & Cash Equivalents     (1,733)           (4,194)        (1,530)             (822)            1,352
 Due from Broker             70,753            84,635         16,069                --            10,882
 Accrued Income                  --                 1              4                --                 9
                        -------------------------------------------------------------------------------------
 Subtotal                   873,337         2,715,781      1,846,619           146,505           568,205

Loan Payments Receivable      1,212             3,484          3,370               312             1,387
Contributions Receivable     23,972            62,406         56,295             9,072            23,236
                        -------------------------------------------------------------------------------------
Total Assets                898,521         2,781,671      1,906,284           155,889           592,828
                        -------------------------------------------------------------------------------------
     LIABILITIES

Other Liabilities             1,020            20,808         15,968             1,295            17,621
                        -------------------------------------------------------------------------------------
Total Liabilities             1,020            20,808         15,968             1,295            17,621
                        -------------------------------------------------------------------------------------
NET ASSETS AVAILABLE
     FOR PLAN BENEFITS  $   897,501       $ 2,760,863    $ 1,890,316       $   154,594       $   575,207
                        =====================================================================================

                                    Loan
     ASSETS                       Account          Total
                                  -------          -----
Investments:
 Invested Assets             $   769,866      $14,460,532
 Cash & Cash Equivalents              --           31,047
 Due from Broker                      --          182,339
 Accrued Income                       --           22,565
                             ----------------------------
 Subtotal                        769,866       14,696,483

Loan Payments Receivable              --           21,362
Contributions Receivable              --          394,878
                             ----------------------------
Total Assets                     769,866       15,112,723
                             ----------------------------
     LIABILITIES

 Other Liabilities                    --           95,714
                             ----------------------------
Total Liabilities                     --           95,714
                             ----------------------------
NET ASSETS AVAILABLE
     FOR PLAN BENEFITS       $   769,866      $15,017,009
                             ============================

   The accompanying notes are an integral part of these financial statements.

                 ROYAL APPLIANCE 401(k) RETIREMENT SAVINGS PLAN
               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                              AT DECEMBER 31, 1997
                              ====================

                                                                    Strong
                                National City   Institutional      Government       Fidelity       Vanguard 500       Templeton
                                    Cash         Investors'       Securities        Puritan          Portfolio         Foreign
       ASSETS                     Account        GIC Fund            Fund             Fund              Fund             Fund
                                  -------        --------            ----             ----              ----             ----
Investments:
   Invested Assets             $        --      $ 1,771,903      $   526,944       $ 1,298,868      $ 1,779,167      $   743,252
   Cash & Cash Equivalents          77,093           26,930           (1,527)            1,662            1,341           38,127
   Accrued Income                       --              108            7,546                 7           20,923               63
                               -------------------------------------------------------------------------------------------------
   Subtotal                         77,093        1,798,941          532,963         1,300,537        1,801,431          781,442
Contributions Receivable                --           65,999           13,471            23,840           43,716           22,937
                               -------------------------------------------------------------------------------------------------
Total Assets                        77,093        1,864,940          546,434         1,324,377        1,845,147          804,379
                               -------------------------------------------------------------------------------------------------
NET ASSETS AVAILABLE
     FOR PLAN BENEFITS         $    77,093      $ 1,864,940      $   546,434       $ 1,324,377      $ 1,845,147      $   804,379
                               =================================================================================================

                                 Dodge &          Davis           Parkstone
                                  Cox            New York           Small
                                Balanced         Venture       Capitalization    Royal Stock          Loan
       ASSETS                     Fund             Fund              Fund             Fund           Account           Total
                                  ----             ----              ----             ----           -------           -----
Investments:
   Invested Assets             $   240,764      $ 2,076,082      $ 1,918,942      $ 1,072,356      $   671,104      $12,099,382
   Cash & Cash Equivalents         244,479            3,747            2,974            3,220               --          398,046
   Accrued Income                      744               16               11               19               --           29,437
                               ------------------------------------------------------------------------------------------------
   Subtotal                        485,987        2,079,845        1,921,927        1,075,595          671,104       12,526,865
Contributions Receivable            19,261           45,503           51,656           24,182               --          310,565
                               ------------------------------------------------------------------------------------------------
Total Assets                       505,248        2,125,348        1,973,583        1,099,777          671,104       12,837,430
                               ------------------------------------------------------------------------------------------------
NET ASSETS AVAILABLE
     FOR PLAN BENEFITS         $   505,248      $ 2,125,348      $ 1,973,583      $ 1,099,777      $   671,104      $12,837,430
                               ================================================================================================

   The accompanying notes are an integral part of these financial statements.

                 ROYAL APPLIANCE 401(k) RETIREMENT SAVINGS PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                      ====================================


                                                                                                   Strong
                                                                National City   Institutional    Government      Fidelity
                                                                    Cash         Investors'      Securities       Puritan
                                                                   Account        GIC Fund          Fund           Fund
                                                                   -------        --------          ----           ----
Additions:
  Contributions And Contributions Receivable:
     Company Contributions                                    $         --    $    104,358    $     30,735    $     68,737
     Employee Pre-Tax Contributions                                     --          74,484          79,298          90,126
     Participant's Voluntary After-Tax Contributions                    --             392              20              20
     Transfer From Other Plan                                           --           4,154           9,540          10,150
                                                              ----------------------------------------------------------------
       Total Contributions                                              --         183,388         119,593         169,033
  Miscellaneous Income                                               9,941              --              --              --

Investment Income:
  Interest and Dividends                                             2,331           1,277          46,372         158,853
  Net Appreciation/(Depreciation) in Fair Market Value                  --         101,101           1,329          66,682
  Loans to Participants, Net                                       (43,902)         (6,288)        (10,245)        (18,488)
  Transfers Between Funds, Net                                          --        (173,322)         23,784           1,367
                                                              ----------------------------------------------------------------
       Total Additions                                             (31,630)        106,156         180,833         377,447
Deductions:
  Benefits Paid to Participants                                         --         140,748          65,904         112,767
  Miscellaneous Fees                                                    --             134              14              13
                                                              ----------------------------------------------------------------
       Net Additions                                               (31,630)        (34,726)        114,915         264,667
  Net Assets Available for Plan Benefits, Beginning of Year         77,093       1,864,940         546,434       1,324,377
                                                              ----------------------------------------------------------------
  Net Assets Available for Plan Benefits, End of Year         $     45,463    $  1,830,214    $    661,349    $  1,589,044
                                                              ================================================================



                                                                                                  Dodge &          Davis
                                                                Vanguard 500     Templeton         Cox            New York
                                                                 Portfolio        Foreign        Balanced         Venture
                                                                   Fund            Fund            Fund             Fund
                                                                   ----            ----            ----             ----
Additions:
  Contributions And Contributions Receivable:
     Company Contributions                                    $    143,738    $     68,272    $     52,650    $    137,044
     Employee Pre-Tax Contributions                                208,444          95,314         119,797         248,492
     Participant's Voluntary After-Tax Contributions                    92             667              --           1,134
     Transfer From Other Plan                                       21,018          29,931          18,822          38,657
                                                              ----------------------------------------------------------------
       Total Contributions                                         373,292         194,184         191,269         425,327
  Miscellaneous Income                                                  --              --              --              --

Investment Income:
  Interest and Dividends                                            41,257          69,496          70,040          61,795
  Net Appreciation/(Depreciation) in Fair Market Value             557,107           8,027         (24,320)        294,336
  Loans to Participants, Net                                       (34,784)         (9,190)          5,302         (29,898)
  Transfers Between Funds, Net                                     192,914          28,774         196,361          27,870
                                                              ----------------------------------------------------------------
       Total Additions                                           1,129,786         291,291         438,652         779,430
Deductions:
  Benefits Paid to Participants                                    155,737          72,127          45,935         143,900
  Miscellaneous Fees                                                    17             130             464              15
                                                              ----------------------------------------------------------------
       Net Additions                                               974,032         219,034         392,253         635,515
  Net Assets Available for Plan Benefits, Beginning of Year      1,845,147         804,379         505,248       2,125,348
                                                              ----------------------------------------------------------------
  Net Assets Available for Plan Benefits, End of Year         $  2,819,179    $  1,023,413    $    897,501    $  2,760,863
                                                              ================================================================



                                                                   Parkstone      Blackrock         MAS Small
                                                                     Small          Small       Capitalization
                                                                Capitalization  Capitalization        Value       Royal Stock
                                                                     Fund            Fund           Portfolio        Fund
                                                                     ----            ----           -------          -----
Additions:
  Contributions And Contributions Receivable:
     Company Contributions                                    $     47,351    $     76,970    $     12,993    $     53,476
     Employee Pre-Tax Contributions                                 95,952          75,895          17,012          75,621
     Participant's Voluntary After-Tax Contributions                   413             479              --             150
     Transfer From Other Plan                                       21,338              --              --          48,646
                                                              ---------------------------------------------------------------
       Total Contributions                                         165,054         153,344          30,005         177,893
  Miscellaneous Income                                                  --              --              --              --

Investment Income:
  Interest and Dividends                                               249             124          32,852             230
  Net Appreciation/(Depreciation) in Fair Market Value             111,033          46,413         (47,742)       (478,262)
  Loans to Participants, Net                                         6,514         (19,959)         (1,601)             69
  Transfers Between Funds, Net                                  (2,143,072)      1,825,469         141,915        (122,060)
                                                              ---------------------------------------------------------------
       Total Additions                                          (1,860,222)      2,005,391         155,429        (422,130)
Deductions:
  Benefits Paid to Participants                                    113,336         115,062             835         102,416
  Miscellaneous Fees                                                    25              13              --              24
                                                              ---------------------------------------------------------------
       Net Additions                                            (1,973,583)      1,890,316         154,594        (524,570)
  Net Assets Available for Plan Benefits, Beginning of Year      1,973,583              --              --       1,099,777
                                                              ---------------------------------------------------------------
  Net Assets Available for Plan Benefits, End of Year         $         --    $  1,890,316    $    154,594    $    575,207
                                                              ===============================================================


                                                                  Loan
                                                                 Account        Total
                                                                 -------        -----
Additions:
  Contributions And Contributions Receivable:
     Company Contributions                                    $        --     $    796,324
     Employee Pre-Tax Contributions                                    --        1,180,435
     Participant's Voluntary After-Tax Contributions                   --            3,367
     Transfer From Other Plan                                          --          202,256
                                                              ----------------------------
       Total Contributions                                             --        2,182,382
  Miscellaneous Income                                                 --            9,941

Investment Income:
  Interest and Dividends                                           56,154          541,030
  Net Appreciation/(Depreciation) in Fair Market Value                 --          635,704
  Loans to Participants, Net                                       42,608         (119,862)
  Transfers Between Funds, Net                                         --               --
                                                              ----------------------------
       Total Additions                                             98,762        3,249,195
Deductions:
  Benefits Paid to Participants                                        --        1,068,767
  Miscellaneous Fees                                                   --              849
                                                              ----------------------------
       Net Additions                                               98,762        2,179,579
  Net Assets Available for Plan Benefits, Beginning of Year       671,104       12,837,430
                                                              ----------------------------
  Net Assets Available for Plan Benefits, End of Year          $  769,866     $ 15,017,009
                                                              ============================


   The accompanying notes are an integral part of these financial statements.

                 ROYAL APPLIANCE 401(k) RETIREMENT SAVINGS PLAN
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      ====================================

                                                                                                  Strong
                                                               National City   Institutional    Government     Fidelity
                                                                   Cash         Investors'      Securities      Puritan
                                                                  Account        GIC Fund          Fund          Fund
                                                                  -------        --------          ----          ----
Additions:
  Contributions and Contributions Receivable:
     Company Contributions                                    $    77,902    $   106,593    $    27,640    $    55,440
     Employee Pre-Tax Contributions                               214,177         64,463         22,749         77,082
     Participant's Voluntary After-Tax Contributions                  683            310             90             90

  Investment Income:
     Interest and Dividends                                           281          5,672         30,617        102,205

     Net Appreciation/(Depreciation) in Fair Market Value              --         96,122         13,820        123,319

     Loans to Participants, Net                                        --        (18,768)        (3,007)       (12,472)

     Transfers Between Funds, Net                                (231,410)       (64,868)       (32,272)        22,240
                                                              ------------------------------------------------------------
       Total Additions                                             61,633        189,524         59,637        367,904

Deductions:
  Benefits Paid to Participants                                        --        115,041         28,547         77,073
  Miscellaneous Fees                                                   --            553              8             11
  Other                                                           171,532             --             --             --
                                                              ------------------------------------------------------------
       Net Additions                                             (109,899)        73,930         31,082        290,820

  Net Assets Available for Plan Benefits, Beginning of Year       186,992      1,791,010        515,352      1,033,557
                                                              ------------------------------------------------------------
  Net Assets Available for Plan Benefits, End of Year         $    77,093    $ 1,864,940    $   546,434    $ 1,324,377
                                                              ============================================================

                                                                                                              Davis
                                                               Vanguard 500    Templeton    Dodge & Cox      New York
                                                                 Portfolio      Foreign       Balanced       Venture
                                                                   Fund           Fund          Fund           Fund
                                                                   ----           ----          ----           ----
Additions:
  Contributions and Contributions Receivable:
     Company Contributions                                    $   106,392    $    54,001   $    44,330    $   113,464
     Employee Pre-Tax Contributions                               126,594         80,278        68,464        163,923
     Participant's Voluntary After-Tax Contributions                   40            105          --              538

  Investment Income:
     Interest and Dividends                                        17,906         32,917        23,569         81,715

     Net Appreciation/(Depreciation) in Fair Market Value         388,513         23,861        48,537        413,397

     Loans to Participants, Net                                   (39,634)           796          (878)       (26,401)

     Transfers Between Funds, Net                                 224,401         28,071        19,811        205,218
                                                              ----------------------------------------------------------
       Total Additions                                            824,212        220,029       203,833        951,854

Deductions:
  Benefits Paid to Participants                                    85,776         62,676        31,982        184,179
  Miscellaneous Fees                                                   35             15             7             29
  Other                                                                --             --            --             --
                                                              ----------------------------------------------------------
       Net Additions                                              738,401        157,338       171,844        767,646

  Net Assets Available for Plan Benefits, Beginning of Year     1,106,746        647,041       333,404      1,357,702
                                                              ----------------------------------------------------------
  Net Assets Available for Plan Benefits, End of Year         $ 1,845,147    $   804,379   $   505,248    $ 2,125,348
                                                              ==========================================================

                                                                 Parkstone
                                                                   Small
                                                              Capitalization   Royal Stock       Loan
                                                                   Fund            Fund         Account        Total
                                                                   ----            ----         -------        -----
Additions:
  Contributions and Contributions Receivable:
     Company Contributions                                     $   142,082    $    57,377    $        --   $   785,221
     Employee Pre-Tax Contributions                                207,565         66,546             --     1,091,841
     Participant's Voluntary After-Tax Contributions                   536            526             --         2,918

  Investment Income:
     Interest and Dividends                                        141,300          4,213         37,356       477,751

     Net Appreciation/(Depreciation) in Fair Market Value         (260,957)       (51,504)            --       795,108

     Loans to Participants, Net                                     (7,642)         4,753        103,253            --

     Transfers Between Funds, Net                                 (113,373)       (37,294)       (20,524)           --
                                                              --------------------------------------------------------
       Total Additions                                             109,511         44,617        120,085     3,152,839

Deductions:
  Benefits Paid to Participants                                    194,217        106,424             --       885,915
  Miscellaneous Fees                                                   122             27             --           807
  Other                                                                 --             --             --       171,532
                                                              --------------------------------------------------------
       Net Additions                                               (84,828)       (61,834)       120,085     2,094,585

  Net Assets Available for Plan Benefits, Beginning of Year      2,058,411      1,161,611        551,019    10,742,845
                                                              --------------------------------------------------------
  Net Assets Available for Plan Benefits, End of Year          $ 1,973,583    $ 1,099,777    $   671,104   $12,837,430
                                                              ========================================================

   The accompanying notes are an integral part of these financial statements.

                 ROYAL APPLIANCE 401(k) RETIREMENT SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

1.   Plan Description and Benefits:
     ------------------------------

     The following brief description of the Royal Appliance 401(k) Retirement Savings Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Summary Plan Description for more complete information.

     GENERAL - The Plan is a defined contribution plan covering substantially all employees of Royal Appliance Mfg. Co. (the "Company"). Employees who attain age 18 and complete at least six months of service are eligible to become participants in the Plan.

     On December 27, 1991, the Company filed Form S-8 with the Securities and Exchange Commission (SEC) allowing participants in the Plan to invest in Common Shares of the Company. This investment option was available as of February 1, 1992. As a result, the Plan is now required to comply with the reporting provisions of the SEC Form 11-K.

     CONTRIBUTIONS - Contributions consist of employer matching, employer profit sharing, salary reduction, voluntary after-tax contributions, and rollover contributions.

     In 1998 and 1997, employer matching contributions were 100% of the first 2% of salary reduction contributions and 50% of the next 4% of salary reduction contributions. The employer profit sharing contribution is discretionary based on amounts as authorized by the Board of Directors.
     All employer contributions have been made in the form of cash. Salary reduction contributions may range from 1% to 15% of qualified compensation subject to annual I.R.S. limits. Participants may also make voluntary after-tax contributions of up to 10% of their annual compensation in addition to the contribution through salary reduction. Rollover contributions are also permitted.

     Effective January 1, 1999, the Company amended the Plan to adopt the safe harbor match contribution formula. The revised matching contributions are 100% of the first 3% of salary reduction contributions and 50% of the next 2% of salary reduction contributions.

     INVESTMENT OF FUNDS - All of the investment transactions are executed by National City Trust ("National City"), an affiliate of National City Corporation.

     Each participant may elect among the following investment vehicles:

     A. INSTITUTIONAL INVESTORS' GIC FUND - seeks to provide income and stability of principal by investing in guaranteed investment contracts (GIC's) or similar instruments issued by insurance companies and/or banks.

     B. STRONG GOVERNMENT SECURITIES FUND - seeks to provide a high level of current income by investing in securities issued or guaranteed by the U.S. government.

     C. FIDELITY PURITAN FUND - seeks to maximize income, with growth of capital being a secondary objective. Invests in high-yielding securities, including common stocks, preferred stocks and bonds.

     D. VANGUARD 500 PORTFOLIO FUND - seeks to return investment results that correspond to the price and yield performance of the S&P 500 index.

     E. TEMPLETON FOREIGN FUND - seeks long term growth of capital by investing in companies generally located in foreign countries. In 1997, this fund changed investments from the Templeton Foreign Mutual Fund to the Templeton Institutional Foreign Equity Mutual Fund.

     F. DODGE & COX FUND - seeks income, conservation of principal, and long-term growth of principal and income by investing in equity securities and bonds.

                 ROYAL APPLIANCE 401(k) RETIREMENT SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------


     1.   Plan Description and Benefits (continued):
          ------------------------------------

          G. DAVIS NEW YORK VENTURE FUND - seeks long term capital growth by investing in securities that have above average appreciation potential.

          H. PARKSTONE SMALL CAPITALIZATION FUND- seeks growth of capital by investing in stocks of small to medium size companies primarily in the United States. This investment option was discontinued in 1998.

          I. BLACKROCK SMALL CAPITALIZATION FUND - seeks long-term capital growth by investing in stocks of small companies with earnings growth momentum and relative price strength.

          J. MAS SMALL CAPITALIZATION VALUE PORTFOLIO - seeks long-term capital growth by investing in stocks of small companies with stocks selling at discounted price/earnings valuations.

          K. ROYAL STOCK FUND - This fund is comprised exclusively of Common Shares, without par value of the Company (Common Shares). Each participant electing to purchase Common Shares through the Stock Fund is permitted to vote such Common Shares in the same manner as any other shareholder and is furnished proxy materials to such effect. If a participant does not vote their proxy, the Trustee votes the proxy for the participant's Common Shares. Common Shares purchased under the Account are generally purchased on the open market for cash. The price of Common Shares purchased on the open market is priced for each participant's account at an average purchase price of all shares purchased, plus brokerage fees, taxes, commissions and expenses incident to the purchase, unless it is determined that the Company will bear these costs. No more than 50% of a participant's contributions may be invested in the Royal Stock Fund.


          Participants can allocate their contribution between the Funds in various percentages, which can be changed on a quarterly basis throughout the year.

          The number of participants in each investment program as of December 31, 1998 was as follows:

                                                                    Number of
                                                                   Participants
                                                                   ------------
             Institutional Investors' GIC Fund                          343
             Strong Government Securities Fund                          201
             Fidelity Puritan Fund                                      290
             Vanguard 500 Portfolio Fund                                404
             Templeton Foreign Fund                                     291
             Dodge & Cox Balanced Fund                                  238
             Davis New York Venture Fund                                398
             Blackrock Small Capitalization Fund                        389
             MAS Small Capitalization Value Portfolio                    86
             Royal Stock Fund                                           260

     VESTING - All contributions are 100% vested and non-forfeitable.

     DISTRIBUTION AND WITHDRAWALS - Loans and hardship withdrawals are permitted pursuant to the terms of the Plan. In addition, participants may make hardship withdrawals from the voluntary after-tax contribution account by filing a written request at least thirty (30) days in advance.

     Participants and their beneficiaries are entitled to receive a distribution of their account balances upon death, disability, termination of employment prior to retirement, or retirement. Distribution may be made in a lump sum or periodic payments, as may be elected by the participants or their beneficiaries, subject to the terms of the Plan.

                 ROYAL APPLIANCE 401(k) RETIREMENT SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------


1.   Plan Description and Benefits (continued):
     ------------------------------------------

     APPRECIATION (DEPRECIATION) IN FAIR MARKET VALUE OF ASSETS - The Plan presents, in the Statements of Changes in Net Assets Available for Plan Benefits, the net appreciation (depreciation) in the fair market value of its investments, which consist of realized gains or losses and unrealized appreciation (depreciation). Total realized gains (losses) for 1998 and 1997 were ($125,472) and $249,534, respectively, and the unrealized appreciation (depreciation) was $761,176 and $545,574 for 1998 and 1997, respectively.

     EXPENSES - Administrative fees, brokerage fees and other Plan expenses are the responsibility of the Plan. The Company, at its discretion has elected to pay these costs directly.

2.   Summary of Significant Accounting Policies:
     -------------------------------------------

     BASIS OF PRESENTATION - The accompanying financial statements have been prepared on an accrual basis in accordance with generally accepted accounting principles.

     INVESTMENTS - Certain assets of the Plan are maintained in Guaranteed Investment Contracts (the Institutional Investors' GIC Fund) and Investment Funds (Strong Government Securities Fund, Fidelity Puritan Fund, Vanguard 500 Portfolio Fund, Templeton Foreign Fund, Dodge & Cox Balanced Fund, Davis New York Venture Fund, Parkstone Small Capitalization Fund, Blackrock Small Capitalization Fund, and MAS Small Capitalization Value Portfolio) and common shares of the Company. Contributions and income from investments of each fund are reinvested in the same fund.

     Investments in Guaranteed Investment Contracts are recorded at the guaranteed value (contribution and interest) of the Plan assets.

     Other investments are valued at fair market value by National City using readily available published market values.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets available for plan benefits and changes, therein. Actual results could differ from those estimates.

     RISKS AND UNCERTAINTIES - The Plan provides for various investment options in any combination of Guaranteed Investment Contracts, Investment Funds and common shares of the Company. Investments are exposed to various risks, such as interest rate, market and credit. Due to the level of risk associated with certain investments, it is at least reasonably possible that changes in risks in the near term could materially affect participants' account balances and the amounts reported in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits.


3.   Income Tax Status
     -----------------

     The Internal Revenue Service (IRS) has issued a favorable determination letter dated June 20, 1995, with respect to the Plan's qualified status, as amended, under Section 401(a) of the Internal Revenue Code (Code). As such, the trust established thereunder is exempt from Federal income taxes under
     Section 501(a) of the Code. All withdrawals, with the exception of after tax employee contributions, are taxable to the participants of the Plan.

4.   Right to Terminate:
     -------------------

     Although it has not expressed any interest to do so, the Company has the right to terminate the Plan at any time.

5.   Reconciliation to Form 5500
     ---------------------------

     Write-offs of loan balances which total $171,532 were recorded to the statement of changes in net assets available for plan benefits in 1997 which were recorded to the Form 5500 in prior years.

                 ROYAL APPLIANCE 401(k) RETIREMENT SAVINGS PLAN
          ITEM 27 (a) - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                            AS OF DECEMBER 31, 1998

   -------------------------------------------------------------------------------------------------------------------------
   (a)                     (b)                                           (c)                          (d)          (e)
         Identity of issue, borrower, lessor, or    Description of investment including               Cost       Current
                      similar party                maturity date, rate of interest, collateral,                   Value
                                                             par or maturity value
   -------------------------------------------------------------------------------------------------------------------------
   1998
   ====
      Institutional Investors GIC Fund              GIC Fund                                        $1,372,694   $1,757,628
      Strong Government Securities Fund             Mutual Fund                                        625,920      639,213
      Fidelity Puritan Fund                         Mutual Fund                                      1,355,704    1,566,360
      Vanguard 500 Portfolio Fund                   Mutual Fund                                      1,713,098    2,748,110
      Templeton Foreign Fund                        Mutual Fund                                      1,088,719    1,004,334
      Dodge & Cox Balanced Fund                     Mutual Fund                                        822,600      804,317
      Davis New York Venture Fund                   Mutual Fund                                      1,858,897    2,635,339
      Blackrock Small Capitalization Fund           Mutual Fund                                      1,762,598    1,832,076
      MAS Small Capitalization Value Portfolio      Mutual Fund                                        166,997      147,327
      Royal Stock Fund                              Common Stock                                       922,090      555,962
      Armada Money Market Fund                      Mutual Fund                                         31,047       31,047
      Participant Loans                             Various maturity dates; interest prime plus        769,866      769,866
                                                    1%

                ROYAL APPLIANCE 401(k) RETIREMENT SAVINGS PLAN
       ITEM 27 (d) - SCHEDULE OF TRANSACTIONS OR SERIES OF TRANSACTIONS
             IN EXCESS OF 5% OF THE CURRENT VALUE OF PLAN ASSETS
                     FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                       Number of       Purchase      Selling        Cost of
   Identity of Party Involved         Description of Asset           Transactions       Price         Price          Asset
   --------------------------         --------------------           ------------       -----         -----          -----
        Single transaction
        National City           Blackrock Small Capitalization Fund
                                     Purchases                                       $1,700,000      $       --      $       --

                                Parkstone Small Capitalization Fund
                                     Sales                                           $       --      $1,847,153      $2,097,990

        Series of Transactions
        National City           Davis New York Venture Fund
                                     Purchases                             104       $  667,116      $       --      $       --
                                     Sales                                  32       $       --      $  395,648      $  279,809

                                Blackrock Small Capitalization Fund
                                     Purchases                              19       $2,019,835      $       --      $       --
                                     Sales                                  19       $       --      $  237,040      $  257,237

                                Dodge & Cox Balanced Fund
                                     Purchases                              95       $  743,284      $       --      $       --
                                     Sales                                  26       $       --      $  137,312      $  135,419

                                Parkstone Small Capitalization Fund
                                     Purchases                              52       $  256,407      $       --      $       --
                                     Sales                                  14       $       --      $2,272,299      $2,584,999

                                Vanguard 500 Portfolio Fund
                                     Purchases                             104       $  649,766      $       --      $       --
                                     Sales                                  31       $       --      $  230,685      $  154,112

                                Armada Money Market Fund
                                     Purchases                             506       $6,447,680      $       --      $       --
                                     Sales                                 415       $       --      $6,802,190      $6,802,190

                                                                      Current Value     Realized  Gain
   Identity of Party Involved         Description of Asset              of Asset        (Loss)on Sale
   --------------------------         --------------------              --------        -------------
       Single transaction
        National City           Blackrock Small Capitalization Fund
                                     Purchases                           $1,700,000      $       --

                                Parkstone Small Capitalization Fund
                                     Sales                               $       --      $ (250,837)

       Series of Transactions
        National City           Davis New York Venture Fund
                                     Purchases                           $  667,116      $       --
                                     Sales                               $       --      $  115,839

                                Blackrock Small Capitalization Fund
                                     Purchases                           $2,019,835      $       --
                                     Sales                               $       --      $  (20,197)

                                Dodge & Cox Balanced Fund
                                     Purchases                           $  743,284      $       --
                                     Sales                               $       --      $    1,893

                                Parkstone Small Capitalization Fund
                                     Purchases                           $  256,407      $       --
                                     Sales                               $       --      $ (312,700)

                                Vanguard 500 Portfolio Fund
                                     Purchases                           $  649,766      $       --
                                     Sales                               $       --      $   76,573

                                Armada Money Market Fund
                                     Purchases                           $6,447,680      $       --
                                     Sales                               $       --      $       --